VALIDUS REPORTS 19.8% ANNUALIZED RETURN ON AVERAGE EQUITY
FOR THE THIRD QUARTER OF 2013

5.2% GROWTH IN DILUTED BOOK VALUE PER SHARE INCLUSIVE OF DIVIDENDS

$1.77 DILUTED EARNINGS PER SHARE

Pembroke, Bermuda, October 24, 2013 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $183.4 million, or $1.77 per diluted common share for the three months ended September 30, 2013, compared to $207.3 million, or $2.11 per diluted common share, for the three months ended September 30, 2012. Net income available to Validus for the nine months ended September 30, 2013 was $437.3 million, or $3.99 per diluted common share compared to $499.2 million, or $4.88 per diluted common share, for the nine months ended September 30, 2012.
Net operating income available to Validus for the three months ended September 30, 2013 was $155.2 million, or $1.50 per diluted common share, compared to $170.6 million, or $1.74 per diluted common share, for the three months ended September 30, 2012. Net operating income available to Validus for the nine months ended September 30, 2013 was $482.3 million, or $4.41 per diluted common share, compared to $434.6 million, or $4.25 per diluted common share, for the nine months ended September 30, 2012.
Commenting on the financial results for the quarter ended September 30, 2013, Validus' Chairman and CEO Ed Noonan stated:

“Validus' size, scale and diversification across short tail classes of reinsurance and insurance continues to benefit our shareholders as evidenced by our strong results for the quarter. All three of Validus' operating segments - Validus Re, Talbot and AlphaCat - performed well which led to an overall 68.6% combined ratio and $166.8 million of underwriting income. Annualized return on average equity was 19.8% and diluted book value per share inclusive of dividends increased 5.2%."

Net income available to Validus, diluted earnings per share available to Validus, net operating income available to Validus, and diluted operating earnings per share available to Validus by entity for the three months ended September 30, 2013 were as follows:

	Net Income Available to Validus	Diluted Earnings Per Share Available to Validus	Net Operating Income Available to Validus	Diluted Operating Earnings Per Share Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$170.1		$153.9
Talbot	43.4		36.8
PaCRe, Ltd.	5.0		0.2
Other AlphaCat Companies	4.2		2.8
Corporate & Eliminations	(39.3)		(38.5)
Total	$183.4	$1.77	$155.2	$1.50
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Third Quarter 2013 Results
Highlights for the third quarter include the following:

•	Gross premiums written for the three months ended September 30, 2013 were $356.8 million compared to $390.2 million for the three months ended September 30, 2012, a decrease of $33.5 million, or 8.6%.

•	Net premiums earned for the three months ended September 30, 2013 were $531.3 million compared to $475.1 million for the three months ended September 30, 2012, an increase of $56.2 million, or 11.8%.

•	Underwriting income for the three months ended September 30, 2013 was $166.8 million compared to $143.1 million for the three months ended September 30, 2012, an increase of $23.7 million, or 16.5%.

•
Combined ratio for the three months ended September 30, 2013 of 68.6% which included $65.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.2 percentage points compared to a combined ratio for the three months ended September 30, 2012 of 69.9% which included $49.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.5 percentage points.

•
Net operating income available to Validus for the three months ended September 30, 2013 was $155.2 million compared to $170.6 million for the three months ended September 30, 2012, a decrease of $15.3 million, or 9.0%.

•
Net income available to Validus for the three months ended September 30, 2013 was $183.4 million compared to $207.3 million for the three months ended September 30, 2012, a decrease of $23.9 million, or 11.5%.

•	Annualized return on average equity of 19.8% and annualized net operating return on average equity of 16.8%.

 Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2013 were $2,163.8 million compared to $1,854.6 million for the nine months ended September 30, 2012, an increase of $309.2 million, or 16.7%.

•
Net premiums earned for the nine months ended September 30, 2013 were $1,609.8 million compared to $1,373.9 million for the nine months ended September 30, 2012, an increase of $235.9 million, or 17.2%.

•	Underwriting income for the nine months ended September 30, 2013 was $494.5 million compared to $361.8 million for the nine months ended September 30, 2012, an increase of $132.8 million, or 36.7%.

•
Combined ratio for the nine months ended September 30, 2013 of 69.3% which included $171.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.7 percentage points. Combined ratio for the nine months ended September 30, 2012 of 73.7% which included $117.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 8.6 percentage points.

•
Net operating income available to Validus for the nine months ended September 30, 2013 was $482.3 million compared to $434.6 million for the nine months ended September 30, 2012, an increase of $47.7 million, or 11.0%.

•
Net income available to Validus for the nine months ended September 30, 2013 was $437.3 million compared to $499.2 million for the nine months ended September 30, 2012, a decrease of $61.8 million, or 12.4%.

•	Annualized return on average equity of 15.2% and annualized net operating return on average equity of 16.8%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable Loss Events
During the three months ended September 30, 2013, the Company did not incur any notable losses. For the three months ended September 30, 2012, the Company incurred $37.2 million from notable loss events, which represented 7.8 percentage points of the loss ratio. Net of $1.6 million of reinstatement premiums, the effect of these events on net income was a decrease of $35.6 million. The Company's loss ratio, excluding prior year development, and notable loss events for the three months ended September 30, 2013 and 2012 was 45.7% and 35.4%, respectively.

Three Months Ended September 30, 2013
(Dollars in thousands)
Third Quarter 2013 Notable Loss Events	Validus Re		AlphaCat		Talbot		Total
Description	Net Losses and Loss Expenses	% of NPE (c)	Net Losses and Loss Expenses	% of NPE (c)	Net Losses and Loss Expenses	% of NPE (c)	Net Losses and Loss Expenses	% of NPE (c)
None	$—	—%	$—	—%	$—	—%	$—	—%
Total	$—	—%	$—	—%	$—	—%	$—	—%

		Three Months Ended September 30, 2012
		(Dollars in thousands)
Third Quarter 2012 Notable Loss Events (a)		Validus Re		AlphaCat		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)
U.S drought	Drought	$22,021	9.1%	$—	—%	$—	—%	$22,021	4.6%
Hurricane Isaac	Windstorm	$13,459	5.6%	$—	—%	$1,750	0.8%	$15,209	3.2%
Total		$35,480	14.7%	$—	—%	$1,750	0.8%	$37,230	7.8%

(a)
The notable loss event amounts were based on management's estimates following a review of the company's potential exposure and discussions with certain clients and brokers. Given the magnitude of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company's actual ultimate net losses from these events may vary materially from these estimates.

(b)	Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums for the three months ended September 30, 2013 and 2012 were $nil and $1.6 million, respectively.

(c)	NPE = Net premiums earned.

Validus Re Segment Results
Gross premiums written for the three months ended September 30, 2013 were $130.9 million compared to $145.0 million for the three months ended September 30, 2012, a decrease of $14.1 million, or 9.7%. Gross premiums written for the three months ended September 30, 2013 included $96.5 million of property premiums, $21.9 million of marine premiums and $12.6 million of specialty premiums compared to $106.0 million of property premiums, $25.5 million of marine premiums and $13.5 million of specialty premiums for the three months ended September 30, 2012.
Net premiums earned for the three months ended September 30, 2013 were $275.8 million compared to $242.3 million for the three months ended September 30, 2012, an increase of $33.5 million, or 13.8%.
The combined ratio for the three months ended September 30, 2013 was 48.0% compared to 51.0% for the three months ended September 30, 2012, a decrease of 3.0 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

The loss ratio for the three months ended September 30, 2013 was 22.6% compared to 27.6% for the three months ended September 30, 2012, a decrease of 5.0 percentage points. The loss ratio for the three months ended September 30, 2013 included favorable loss reserve development on prior accident years of $30.9 million, benefiting the loss ratio by 11.2 percentage points. The loss ratio for the three months ended September 30, 2012 included favorable loss reserve development on prior accident years of $23.8 million, benefiting the loss ratio by 9.8 percentage points.
General and administrative expenses for the three months ended September 30, 2013 were $19.8 million compared to $16.9 million for the three months ended September 30, 2012, an increase of $2.8 million, or 16.8%.

Gross premiums written for the nine months ended September 30, 2013 were $1,232.3 million compared to $1,052.7 million for the nine months ended September 30, 2012, an increase of $179.5 million, or 17.1%. Gross premiums written for the nine months ended September 30, 2013 included $727.4 million of property premiums, $194.0 million of marine premiums and $310.8 million of specialty premiums compared to $716.7 million of property premiums, $248.8 million of marine premiums and $87.1 million of specialty premiums for the nine months ended September 30, 2012.
Net premiums earned for the nine months ended September 30, 2013 were $883.7 million compared to $738.0 million for the nine months ended September 30, 2012, an increase of $145.7 million, or 19.7%.
The combined ratio for the nine months ended September 30, 2013 was 60.7% compared to 55.9% for the nine months ended September 30, 2012, an increase of 4.8 percentage points.
The loss ratio for the nine months ended September 30, 2013 was 36.1% compared to 33.1% for the nine months ended September 30, 2012, an increase of 3.0 percentage points. The loss ratio for the nine months ended September 30, 2013 included favorable loss reserve development on prior accident years of $62.7 million, benefiting the loss ratio by 7.1 percentage points. The loss ratio on the nine months ended September 30, 2012 included favorable loss reserve development on prior accident years of $52.8 million, benefiting the loss ratio by 7.2 percentage points.
General and administrative expenses for the nine months ended September 30, 2013 were $69.6 million compared to $48.3 million for the nine months ended September 30, 2012, an increase of $21.3 million, or 44.1%. General and administrative expenses have increased primarily due to the acquisition of Flagstone, which accounted for $21.4 million of additional general and administrative expenses for the nine months ended September 30, 2013.

AlphaCat Segment Results
Gross premiums written from our consolidated entities, including PaCRe, for the three months ended September 30, 2013 were $3.5 million compared to $2.9 million for the three months ended September 30, 2012, an increase of $0.5 million, or 18.6%.
Managed gross premiums written, including our non-consolidated affiliates, for the three months ended September 30, 2013 were $1.9 million compared to $12.2 million for the three months ended September 30, 2012, a decrease of $10.3 million, or 84.5%.
Net premiums earned for the three months ended September 30, 2013 were $37.2 million compared to $5.5 million for the three months ended September 30, 2012, an increase of $31.6 million.
Income from operating affiliates for the three months ended September 30, 2013 was $1.5 million compared to $6.2 million for the three months ended September 30, 2012, a decrease of $4.8 million.
The combined ratio for the three months ended September 30, 2013 was 68.0% compared to 49.2% for the three months ended September 30, 2012, an increase of 18.8 percentage points.
The loss ratio for the three months ended September 30, 2013 was 42.0% compared to 0.0% for the three months ended September 30, 2012, an increase of 42.0 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Gross premiums written from our consolidated entities, including PaCRe, for the nine months ended September 30, 2013 were $146.8 million compared to $21.6 million for the nine months ended September 30, 2012, an increase of $125.2 million.
Managed gross premiums written, including our non-consolidated affiliates, for the nine months ended September 30, 2013 were $144.2 million compared to $148.1 million for the nine months ended September 30, 2012, a decrease of $3.9 million, or 2.7%.
Net premiums earned for the nine months ended September 30, 2013 were $99.8 million compared to $11.8 million for the nine months ended September 30, 2012, an increase of $88.0 million.
Income from operating affiliates for the nine months ended September 30, 2013 was $8.8 million compared to $13.2 million for the nine months ended September 30, 2012, a decrease of $4.4 million.
The combined ratio for the nine months ended September 30, 2013 was 41.1% compared to 58.6% for the nine months ended September 30, 2012, a decrease of 17.5 percentage points.
The loss ratio for the nine months ended September 30, 2013 was 17.0% compared to 0.0% for the nine months ended September 30, 2012, an increase of 17.0 percentage points.
Talbot Segment Results
Gross premiums written for the three months ended September 30, 2013 were $246.5 million compared to $260.8 million for the three months ended September 30, 2012, a decrease of $14.3 million, or 5.5%. Gross premiums written for the three months ended September 30, 2013 included $82.8 million of property premiums, $75.8 million of marine premiums and $87.8 million of specialty premiums compared to $84.3 million of property premiums, $100.8 million of marine premiums and $75.6 million of specialty premiums for the three months ended September 30, 2012.
Net premiums earned for the three months ended September 30, 2013 were $218.3 million compared to $227.3 million for the three months ended September 30, 2012, a decrease of $8.9 million, or 3.9%.
The combined ratio for the three months ended September 30, 2013 was 84.9% compared to 83.2% for the three months ended September 30, 2012, an increase of 1.7 percentage points.
The loss ratio for the three months ended September 30, 2013 was 45.8% compared to 39.0% for the three months ended September 30, 2012, an increase of 6.8 percentage points. The loss ratio for the three months ended September 30, 2013 included favorable loss reserve development on prior accident years of $34.2 million, benefiting the loss ratio by 15.7 percentage points. The loss ratio for the three months ended September 30, 2012 included favorable loss reserve development on prior accident years of $26.0 million, benefiting the loss ratio by 11.4 percentage points.
Gross premiums written for the nine months ended September 30, 2013 were $855.5 million compared to $837.5 million for the nine months ended September 30, 2012, an increase of $18.0 million, or 2.1%. Gross premiums written for the nine months ended September 30, 2013 included $285.0 million of property premiums, $306.1 million of marine premiums and $264.4 million of specialty premiums compared to $262.7 million of property premiums, $314.7 million of marine premiums and $260.2 million of specialty premiums for the nine months ended September 30, 2012.
Net premiums earned for the nine months ended September 30, 2013 were $626.4 million compared to $624.1 million for the nine months ended September 30, 2012, an increase of $2.2 million, or 0.4%.
The combined ratio for the nine months ended September 30, 2013 was 77.6% compared to 87.4% for the nine months ended September 30, 2012, a decrease of 9.8 percentage points.
The loss ratio for the nine months ended September 30, 2013 was 40.2% compared to 47.6% for the nine months ended September 30, 2012, a decrease of 7.4 percentage points. The loss ratio for the nine months ended September 30, 2013 included favorable loss reserve development on prior accident years of $109.1 million, benefiting the loss ratio by 17.4 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

The loss ratio for the nine months ended September 30, 2012 included favorable loss reserve development on prior accident years of $65.0 million, benefiting the loss ratio by 10.4 percentage points.
Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended September 30, 2013 were $18.2 million compared to $14.9 million for the three months ended September 30, 2012, an increase of $3.3 million, or 21.8%. Share compensation expenses for the three months ended September 30, 2013 were $4.9 million compared to $3.0 million for the three months ended September 30, 2012, an increase of $1.9 million, or 64.3%.
General and administrative expenses for the nine months ended September 30, 2013 were $48.4 million compared to $43.8 million for the nine months ended September 30, 2012, an increase of $4.6 million, or 10.6%. Share compensation expenses for the nine months ended September 30, 2013 were $7.0 million compared to $8.1 million for the nine months ended September 30, 2012, a decrease of $1.1 million, or 13.9%.
Investments
Net investment income for the three months ended September 30, 2013 was $20.0 million compared to $25.5 million for the three months ended September 30, 2012, a decrease of $5.5 million, or 21.5%. Net investment income for the nine months ended September 30, 2013 was $71.9 million compared to $79.1 million for the nine months ended September 30, 2012, a decrease of $7.3 million, or 9.2%.
Net realized losses on investments for the three months ended September 30, 2013 were $6.3 million compared to gains of $9.1 million for the three months ended September 30, 2012, a decrease of $15.4 million, or 169.7%. Net realized losses on investments for the nine months ended September 30, 2013 were $1.2 million compared to gains of $22.7 million for the nine months ended September 30, 2012, a decrease of $23.9 million, or 105.2%.
Net unrealized gains on investments for the three months ended September 30, 2013 were $70.0 million compared to $86.3 million for the three months ended September 30, 2012, an unfavorable movement of $16.4 million, or 19.0%. Net unrealized gains on other investments for the three months ended September 30, 2013 were primarily driven by $43.3 million in unrealized gains relating to PaCRe.
Net unrealized losses on investments for the nine months ended September 30, 2013 were $78.6 million compared to gains of$53.4 million for the nine months ended September 30, 2012, an unfavorable movement of $132.1 million. Net unrealized losses on other investments for the nine months ended September 30, 2013 were primarily driven by $32.7 million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $29.4 million for the nine months ended September 30, 2013, leaving a net impact to the Company of $3.3 million.
Finance Expenses
Finance expenses for the three months ended September 30, 2013 were $27.1 million compared to $9.4 million for the three months ended September 30, 2012, an increase of $17.8 million, or 189.8%. Finance expenses for the nine months ended September 30, 2013 were $89.4 million compared to $39.3 million for the nine months ended September 30, 2012, an increase of $50.1 million, or 127.2%. The increase in finance expenses is primarily related to the expense on the variable funding notes which were $11.8 million and $44.0 million for the three and nine months ended September 30, 2013, respectively.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Shareholders' Equity and Capitalization
As at September 30, 2013, total shareholders' equity was $4.3 billion including $557.1 million of noncontrolling interest. Shareholders' equity available to Validus was $3.8 billion as at September 30, 2013. Diluted book value per common share was $35.67 at September 30, 2013, compared to $34.19 at June 30, 2013. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders' equity is presented at the end of this release.
Total capitalization at September 30, 2013 was $5.1 billion, including $541.1 million of junior subordinated deferrable debentures and $247.2 million of senior notes. Total capitalization available to Validus at September 30, 2013 was $4.6 billion, excluding $557.1 million of noncontrolling interest.
Share Repurchases
For the three and nine months ended September 30, 2013, the number of shares repurchased were nil and 9.7 million, respectively. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2013				Quarter ended
Effect of share repurchases:	(cumulative)	July	August	September	September 30, 2013
Aggregate purchase price (a)	$1,564,029	$—	$—	$—	$—
Shares repurchased	52,849,445	—	—	—	—
Average price (a)	$29.59	$—	$—	$—	$—

Estimated cumulative net accretive (dilutive) impact on:
Diluted BV per common share (b)					1.97
Diluted EPS - Quarter (c)					0.58

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at September 30, 2013	October	As at October 24, 2013	Cumulative to Date Effect
Aggregate purchase price (a)	$1,564,029	$—	$—	$1,564,029
Shares repurchased	52,849,445	—	—	52,849,445
Average price (a)	$29.59	$—	$—	$29.59
(a) Share transactions are on a trade date basis through October 24, 2013 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2013 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Conference Call
The Company will host a conference call for analysts and investors on October 25, 2013 at 10:00 AM (Eastern) to discuss the third quarter 2013 financial results and related matters. The conference call may be accessed by dialing 1-888-771-4371 (toll-free U.S.) or 1-847-585-4405 (international) and entering the passcode 35678625. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 8, 2013, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 35678625.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through November 8, 2013. In addition, a financial supplement relating to the Company's financial results for the three and nine months ended September 30, 2013 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser managing third party capital in insurance linked securities and other investments in the property catastrophe reinsurance space.
Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Beau Allen

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2013	December 31, 2012

Assets
Fixed maturities, at fair value (amortized cost: 2013—$5,415,864; 2012—$5,008,514)	$5,438,265	$5,085,334
Short-term investments at fair value (amortized cost: 2013—$761,631; 2012—$1,112,929)	761,642	1,114,250
Other investments at fair value (cost: 2013—$606,485; 2012—$583,068)	559,472	564,448
Cash and cash equivalents	1,254,618	1,219,379
Total investments and cash	8,013,997	7,983,411
Investments in affiliates	111,814	172,329
Premiums receivable	1,050,073	802,159
Deferred acquisition costs	166,539	146,588
Prepaid reinsurance premiums	169,062	99,593
Securities lending collateral	1,021	225
Loss reserves recoverable	421,518	439,967
Paid losses recoverable	30,074	46,435
Income taxes recoverable	4,127	—
Intangible assets	107,449	110,569
Goodwill	20,393	20,393
Accrued investment income	17,821	21,321
Other assets	203,480	177,274
Total assets	$10,317,368	$10,020,264

Liabilities
Reserve for losses and loss expenses	$3,223,735	$3,517,573
Unearned premiums	1,169,830	894,362
Reinsurance balances payable	159,590	138,550
Securities lending payable	1,487	691
Deferred income taxes	22,993	20,259
Net payable for investments purchased	33,066	38,346
Accounts payable and accrued expenses	139,098	167,577
Variable funding notes	437,970	—
Senior notes payable	247,171	247,090
Debentures payable	541,127	540,709
Total liabilities	5,976,067	5,565,157

Commitments and contingent liabilities

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2013—154,386,316; 2012—152,698,191; Outstanding: 2013—99,897,996; 2012—107,921,259)	27,018	26,722
Treasury shares (2013—54,488,320; 2012—44,776,932)	(9,535)	(7,836)
Additional paid-in-capital	1,824,342	2,160,478
Accumulated other comprehensive (loss)	(3,872)	(2,953)
Retained earnings	1,946,209	1,844,416
Total shareholders' equity available to Validus	3,784,162	4,020,827

Noncontrolling interest	557,139	434,280

Total shareholders' equity	4,341,301	4,455,107

Total liabilities and shareholders' equity	$10,317,368	$10,020,264

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and nine months ended September 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Underwriting income
Gross premiums written	$356,760	$390,215	$2,163,833	$1,854,593
Reinsurance premiums ceded	(39,415)	(45,743)	(348,027)	(271,847)
Net premiums written	317,345	344,472	1,815,806	1,582,746
Change in unearned premiums	213,943	130,632	(205,999)	(208,816)
Net premiums earned	531,288	475,104	1,609,807	1,373,930

Underwriting deductions
Losses and loss expenses	177,965	155,455	587,780	541,136
Policy acquisition costs	94,900	98,623	275,663	252,884
General and administrative expenses	81,089	70,547	232,335	198,557
Share compensation expenses	10,527	7,345	19,483	19,583
Total underwriting deductions	364,481	331,970	1,115,261	1,012,160

Underwriting income	$166,807	$143,134	$494,546	$361,770

Net investment income	20,009	25,489	71,868	79,134
Other (loss) income	(2,806)	7,324	4,297	22,209
Finance expenses (a)	(27,132)	(9,362)	(89,408)	(39,347)
Operating income before taxes and income from operating affiliates	$156,878	$166,585	$481,303	$423,766
Tax (expense) benefit	(5)	(1,343)	220	(1,886)
Income from operating affiliates	1,463	6,235	8,779	13,194
Net operating income	$158,336	$171,477	$490,302	$435,074

Net realized (losses) gains on investments	(6,320)	9,063	(1,190)	22,749
Net unrealized gains (losses) on investments	69,967	86,345	(78,618)	53,442
Income (loss) from investment affiliate	1,044	(160)	4,274	(558)
Foreign exchange gains	6,036	1,103	4,735	3,617
Transaction expenses (b)	—	(3,784)	—	(3,784)
Net income	$229,063	$264,044	$419,503	$510,540

Net (income) loss attributable to noncontrolling interest	(45,694)	(56,746)	17,831	(11,386)

Net income available to Validus	$183,369	$207,298	$437,334	$499,154

Selected ratios:
Net premiums written / Gross premiums written	89.0%	88.3%	83.9%	85.3%

Losses and loss expenses	33.5%	32.7%	36.5%	39.4%
Policy acquisition costs	17.9%	20.8%	17.2%	18.4%
General and administrative expenses (c)	17.2%	16.4%	15.6%	15.9%
Expense ratio	35.1%	37.2%	32.8%	34.3%

Combined ratio	68.6%	69.9%	69.3%	73.7%

(a) Finance expenses increased during the quarter and year to date due to the AlphaCat companies.
(b) The transaction expenses relate to costs incurred in connection with the acquisition of Flagstone Reinsurance Holdings, S.A.
(c) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three and nine months ended September 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Validus Re
Gross premiums written	$130,925	$145,010	$1,232,272	$1,052,726
Reinsurance premiums ceded	(13,006)	(10,426)	(226,292)	(137,504)
Net premiums written	117,919	134,584	1,005,980	915,222
Change in unearned premiums	157,873	107,728	(122,303)	(177,215)
Net premiums earned	275,792	242,312	883,677	738,007
Underwriting deductions
Losses and loss expenses	62,250	66,890	319,298	244,286
Policy acquisition costs	47,662	37,785	142,195	113,659
General and administrative expenses	19,785	16,938	69,649	48,332
Share compensation expenses	2,479	2,076	5,421	5,914
Total underwriting deductions	132,176	123,689	536,563	412,191

Underwriting income	143,616	118,623	347,114	325,816

AlphaCat
Gross premiums written	$3,481	$2,934	$146,757	$21,607
Reinsurance premiums ceded	(525)	—	(525)	—
Net premiums written	2,956	2,934	146,232	21,607
Change in unearned premiums	34,210	2,591	(46,459)	(9,832)
Net premiums earned	37,166	5,525	99,773	11,775
Underwriting deductions
Losses and loss expenses	15,615	—	16,928	—
Policy acquisition costs	3,787	547	10,011	1,185
General and administrative expenses	5,728	2,087	13,757	5,521
Share compensation expenses	152	84	314	195
Total underwriting deductions	25,282	2,718	41,010	6,901

Underwriting income (a)	11,884	2,807	58,763	4,874

Talbot
Gross premiums written	$246,468	$260,755	$855,516	$837,536
Reinsurance premiums ceded	(49,998)	(53,801)	(191,922)	(191,619)
Net premiums written	196,470	206,954	663,594	645,917
Change in unearned premiums	21,860	20,313	(37,237)	(21,769)
Net premiums earned	218,330	227,267	626,357	624,148
Underwriting deductions
Losses and loss expenses	100,100	88,565	251,554	296,850
Policy acquisition costs	44,899	61,640	127,092	142,181
General and administrative expenses	37,402	36,605	100,506	100,910
Share compensation expenses	2,992	2,200	6,754	5,347
Total underwriting deductions	185,393	189,010	485,906	545,288

Underwriting income	32,937	38,257	140,451	78,860

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss) - Continued
For the three and nine months ended September 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Corporate & Eliminations
Gross premiums written	$(24,114)	$(18,484)	$(70,712)	$(57,276)
Reinsurance premiums ceded	24,114	18,484	70,712	57,276
Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—
Net premiums earned	—	—	—	—
Underwriting deductions
Losses and loss expenses	—	—	—	—
Policy acquisition costs	(1,448)	(1,349)	(3,635)	(4,141)
General and administrative expenses	18,174	14,917	48,423	43,794
Share compensation expenses	4,904	2,985	6,994	8,127
Total underwriting deductions	21,630	16,553	51,782	47,780

Underwriting (loss)	(21,630)	(16,553)	(51,782)	(47,780)

Total underwriting income	$166,807	$143,134	$494,546	$361,770

(a) Underwriting income for the AlphaCat segment includes noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Managed Gross Premiums Written
For the three and nine months ended September 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

Consolidated

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Total gross premiums written	$356,760	$390,215	$2,163,833	$1,854,593
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011, Ltd.	(1,664)	7,604	(2,177)	94,309
Gross premiums written on behalf of AlphaCat Re 2012, Ltd.	70	1,658	(395)	32,216
Total managed gross premiums written	$355,166	$399,477	$2,161,261	$1,981,118

AlphaCat segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Total gross premiums written	$3,481	$2,934	$146,757	$21,607
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011, Ltd.	(1,664)	7,604	(2,177)	94,309
Gross premiums written on behalf of AlphaCat Re 2012, Ltd.	70	1,658	(395)	32,216
Total managed gross premiums written	$1,887	$12,196	$144,185	$148,132

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Net income available to Validus	$183,369	$207,298	$437,334	$499,154
Adjustments for:
Net realized losses (gains) on investments	6,320	(9,063)	1,190	(22,749)
Net unrealized (gains) losses on investments	(69,967)	(86,345)	78,618	(53,442)
(Income) loss from investment affiliate	(1,044)	160	(4,274)	558
Foreign exchange (gains)	(6,036)	(1,103)	(4,735)	(3,617)
Transaction expenses (a)	—	3,784	—	3,784
Net income (loss) attributable to noncontrolling interest	42,595	55,821	(25,830)	10,940
Net operating income available to Validus	155,237	170,552	482,303	434,628
Less: Dividends and distributions declared on outstanding warrants	(1,552)	(1,663)	(17,662)	(5,121)
Net operating income available to Validus, adjusted	$153,685	$168,889	$464,641	$429,507

Net income per share available to Validus - diluted	$1.77	$2.11	$3.99	$4.88
Adjustments for:
Net realized losses (gains) on investments	0.06	(0.09)	0.01	(0.22)
Net unrealized (gains) losses on investments	(0.67)	(0.88)	0.75	(0.52)
(Income) from investment affiliate	(0.01)	—	(0.04)	—
Foreign exchange (gains)	(0.06)	(0.01)	(0.04)	(0.04)
Transaction expenses (a)	—	0.04	—	0.04
Net income (loss) attributable to noncontrolling interest	0.41	0.57	(0.26)	0.11
Net operating income per share available to Validus - diluted	$1.50	$1.74	$4.41	$4.25

Weighted average number of common shares and common share equivalents	103,613,766	98,236,490	105,264,913	102,333,515

Average shareholders' equity available to Validus	$3,701,009	$3,555,844	$3,831,684	$3,524,906

Annualized net operating return on average equity	16.8%	19.2%	16.8%	16.4%

(a) The transaction expenses relate to costs incurred in connection with the acquisition of Flagstone Reinsurance Holdings, S.A.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Diluted Book Value per Common Share and Diluted Book Value per Common Share plus Accumulated Dividends
As at September 30, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at September 30, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,784,162	99,897,996		$37.88

Diluted book value per common share
Total shareholders' equity available to Validus	3,784,162	99,897,996
Assumed exercise of outstanding warrants	98,513	5,296,056	$18.60
Assumed exercise of outstanding stock options	31,193	1,646,607	$18.94
Unvested restricted shares	—	2,877,259
Diluted book value per common share	$3,913,868	109,717,918		$35.67
Adjustment for accumulated dividends				7.38
Diluted book value per common share plus accumulated dividends				$43.05

	As at December 31, 2012
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$4,020,827	107,921,259		$37.26

Diluted book value per common share
Total shareholders' equity available to Validus	4,020,827	107,921,259
Assumed exercise of outstanding warrants	118,015	6,410,472	$18.41
Assumed exercise of outstanding stock options	37,745	1,823,947	$20.69
Unvested restricted shares	—	2,443,631
Diluted book value per common share	$4,176,587	118,599,309		$35.22
Adjustment for accumulated dividends				4.48
Diluted book value per common share plus accumulated dividends				$39.70

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K/A and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), managed gross premiums written, annualized net operating return on average equity, diluted book value per common share and diluted book value per common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. A reconciliation of managed gross premiums written to gross premiums written, the most comparable U.S. GAAP financial measure, is presented in the section above entitled "Managed Gross Premiums Written".
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Managed gross premiums written represents gross premiums written by the Company and its operating affiliates.  Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share and diluted book value per common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com